EXHIBIT 10.89

AMENDMENT

TO THE $220,000 PROMISSORY NOTE DATED January 26, 2018

The parties agree that $220,000 Promissory Note by and between Cool Technologies, Inc. (“Company”) and Lucas Hoppel (“Holder”) is hereby amended as follows:

Maturity Date: The Maturity Date shall be extended to October 1st, 2018.

Conversion Price: The Conversion Price in section 3(a)(ii) shall permanently be changed to equal $0.025 cents.

ALL OTHER TERMS AND CONDITIONS OF THE $220,000 PROMISSORY NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated May 22nd, 2018 by signing below:

/s/ Tim Hassett	/s/ Lucas Hoppel
Tim Hassett	Lucas Hoppel
Cool Technologies, Inc. Chief Executive Officer